UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32704	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2013, Energy Transfer Equity, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering by the Partnership of $450 million aggregate principal amount of its 5.875% Senior Notes due 2024 (the “Notes”). The offering of the Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-192327) of the Partnership, as supplemented by the Prospectus Supplement dated November 14, 2013 relating to the Notes and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 18, 2013. Closing of the issuance and sale of the Notes is scheduled for December 2, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

Relationships

In the ordinary course of its business, the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking or other commercial transactions with the Partnership and its affiliates for which they received or will receive customary fees and expenses. In particular, affiliates of the Underwriters serve various roles under the Partnership’s credit facilities. Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, RBS Securities Inc., The Bank of Tokyo—Mitsubishi UFJ, Ltd. and Mizuho Securities USA Inc. or their affiliates are acting as joint lead arrangers and Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, RBS Securities Inc. and The Bank of Tokyo—Mitsubishi UFJ, Ltd. or their affiliates are acting as joint book runners for the Partnership’s new revolving credit facility. Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, The Bank of Tokyo—Mitsubishi UFJ, Ltd., Morgan Stanley Senior Funding, Inc., Mizuho Securities USA Inc., RBS Securities Inc. and RBC Capital Markets, LLC or their affiliates are acting as co-lead arrangers and joint book runners for the Partnership’s new term loan facility. Credit Suisse Securities (USA) LLC is an affiliate of the administrative agent under the Partnership’s new credit facilities. Additionally, the Underwriters or their affiliates are lenders and agents under certain of the Partnership’s and its subsidiaries’ credit facilities for which they receive interest and fees as provided in the credit agreements related to these facilities. Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. Inc. are also acting as dealer managers for the Partnership’s previously announced tender offer for its 7.500% Senior Notes (the “2020 Notes”) due 2020 (the “Tender Offer”). Several of the Underwriters may participate and tender notes owned by such institutions in the Tender Offer and thereby receive a portion of the proceeds of the offering of Notes.

Item 7.01.	Regulation FD Disclosure.

On November 14, 2013, the Partnership issued press releases relating to the launch and pricing of the public offering of the Notes contemplated by the Underwriting Agreement. Copies of the press releases are furnished as Exhibit 99.1 and 99.2 hereto, respectively.

In addition, on November 14, 2013, the Partnership announced that it was advised by D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer, that $612,938,000 in aggregate principal amount of the 2020 Notes were validly tendered and not validly withdrawn on or before the early tender deadline of 5:00 p.m., New York City time, on November 13, 2013. The Partnership also announced the increase of the tender cap relating to the Tender Offer from the previously announced cap of up to an aggregate of $400 million principal amount of 2020 Notes to up to an aggregate of $600 million principal amount of 2020 Notes and the extension of the expiration time of the Tender Offer from the previously announced time of 11:59 p.m., New York City time, on November 27, 2013, to 11:59 p.m., New York City time, on November 29, 2013. Copies of the press releases relating to the amount of 2020 Notes tendered prior to the early tender deadline and to the tender cap increase and extension of the Tender Offer expiration time are furnished as Exhibits 99.3 and 99.4 hereto, respectively.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of November 14, 2013 among the Partnership, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.

99.1	Press Release, dated November 14, 2013, announcing the launch of the public offering of the Notes.

99.2	Press Release, dated November 14, 2013, announcing the pricing of the Notes.

99.3	Press Release, dated November 14, 2013, announcing the 2020 Notes tendered prior to the early tender deadline.

99.4	Press Release, dated November 14, 2013, announcing the tender cap increase and extension of the Tender Offer expiration time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

	By:	LE GP, LLC, its general partner

Date: November 20, 2013		/s/ John W. McReynolds
John W. McReynolds President

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of November 14, 2013 among the Partnership, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.

99.1	Press Release, dated November 14, 2013, announcing the launch of the public offering of the Notes.

99.2	Press Release, dated November 14, 2013, announcing the pricing of the Notes.

99.3	Press Release, dated November 14, 2013, announcing the 2020 Notes tendered prior to the early tender deadline.

99.4	Press Release, dated November 14, 2013, announcing the tender cap increase and extension of the Tender Offer expiration time.